As filed with the Securities and Exchange Commission on December 14, 2001
                                                              File No. 333-65180
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                        ---------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------





                           HEALTH SCIENCES GROUP, INC.
             (Exact Name of registrant as specified in its charter)



             Colorado                                      91-2079221
   (State or other jurisdiction                         (IRS Employer
         of incorporation)                           Identification Number)




                HEALTH SCIENCES GROUP, INC. EQUITY INCENTIVE PLAN
       (formerly 2001 Employee Stock Option Plan for IGoHealthy.com, Inc.)
                            (Full title of the plan)




                                 Fred E. Tannous
                              Howard Hughes Center
                          6080 Center Drive, 6th Floor
                          Los Angeles, California 90045
                                 (310) 242-6700

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               EXPLANATORY COMMENT

     On November 8, 2001, the Board of Directors of Health Sciences Group, Inc. adopted an amendment and restatement of the 2001 Employee Stock Option Plan for iGoHealthy.com, Inc. As part of this amendment and restatement, the 2001 Employee Stock Option Plan for iGoHealthy.com, Inc. was renamed "Health Sciences Group, Inc. Equity Incentive Plan". This Post-Effective Amendment No. 1 is being filed for the purpose of replacing Exhibit 99.1, the 2001 Employee Stock Option Plan for iGoHealthy.com, Inc. with the Amendment and Restatement of the 2001 Employee Stock Option Plan for iGoHealthy.com, Inc. No additional securities are being registered.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 14, 2001.

                           HEALTH SCIENCES GROUP, INC.

                           By:  /s/ Fred E. Tannous
                                --------------------
                                Fred E. Tannous, Chief Executive Officer


                           By:  /s/ Bill Glaser
                                --------------------
                                Bill Glaser, President


              Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  December 14, 2001           /s/ Fred E. Tannous
                                    --------------------------------
                                    Fred E. Tannous,
                                    Chief Executive Officer, Treasurer,
                                    Director


Dated:  December 14, 2001           /s/ Bill Glaser
                                    ---------------------------------
                                    Bill Glaser,
                                    President, Secretary and Director


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